Exhibit 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

Avidbank Holdings, Inc. Announces Financial Results for the Second Quarter of 2026

SAN JOSE, CA (ACCESS Newswire) – July 23, 2026 – Avidbank Holdings, Inc. (NASDAQ: AVBH) (the “Company” or “Avidbank Holdings”), the holding company for Avidbank, a California state-chartered bank (the “Bank”), announced net income for the second quarter of 2026 of $7.6 million, or $0.71 per diluted share, compared to net income of $9.0 million, or $0.84 per diluted share, for the first quarter of 2026 and net income of $5.8 million, or $0.75 per diluted share, for the second quarter of 2025. Results for the second quarter included a $2.6 million expense relating to the settlement of outstanding litigation and income of approximately $1.3 million on death benefit proceeds from bank-owned life insurance ("BOLI"). Excluding these items, adjusted net income (non-GAAP) (1) totaled $8.2 million, or $0.76 per adjusted diluted share (1) for the second quarter of 2026.

Second Quarter 2026 Highlights

●	Period-end loans, net of deferred fees, increased $51.3 million, or 9% annualized, from March 31, 2026 and $312.4 million, or 16%, from June 30, 2025.

●

Average deposits increased $59.2 million, or 11% annualized, from the first quarter of 2026 and $238.1 million, or 12%, from the second quarter of 2025. Period-end deposits increased $122.6 million, or 22% annualized, from March 31, 2026 and $319.2 million, or 16%, from June 30, 2025.

●

Return on average assets was 1.20% compared to 1.46% in the first quarter of 2026 and 1.00% in the second quarter of 2025. Excluding the litigation settlement and the income on BOLI proceeds, adjusted return on average assets (1) was 1.28% in the second quarter of 2026 compared to 1.46% in the prior quarter.

●	Net interest margin declined to 4.26% in the second quarter of 2026, compared to 4.38% in the first quarter of 2026 and increased compared to 3.60% in the second quarter of 2025.

●	Book value per share was $26.97 at June 30, 2026, an increase of $0.64 from March 31, 2026, and an increase of $1.17 from June 30, 2025.

●	Non-performing loans to total loans decreased to 0.65% as of June 30, 2026 compared to 0.75% at March 31, 2026 and increased compared to 0.07% at June 30, 2025.

●	Net charge-offs to average loans were 0.35% in the second quarter of 2026 compared to 0.52% in the first quarter of 2026.

Mark Mordell, Chairman and Chief Executive Officer stated, “We are pleased to report another solid quarter of growth in loans and deposits. In regard to our income statement, our results included two non-recurring items — a charge to settle a previously disclosed litigation matter and income on a payment from bank-owned life insurance. If we exclude those items, our adjusted results reflect the continued strength of our core operating performance and the earning power of our franchise. Although criticized and classified loans increased, we are not seeing any systemic or broad-based deterioration across the portfolio. As I have often said, we never take credit for granted and believe we are focused on the appropriate areas.”

Mordell concluded, “We also continued to invest in our franchise, adding several experienced bankers as well as launching our new SBA Lending division, which expands our commercial banking platform and deepens the relationship-driven service that defines Avidbank. With a growing, diversified balance sheet and strong capital, we remain focused on disciplined growth and building long-term value for our shareholders.”

Results of Operations

Net interest income totaled $26.7 million for the second quarter of 2026, an increase of $181 thousand, or 3% annualized, from the first quarter of 2026, and an increase of $6.4 million, or 31%, from the second quarter of 2025. The increase in net interest income compared to the prior quarter was primarily due to higher average loan balances, partially offset by a lower FHLB dividend and higher deposit costs. The increase compared to the second quarter of 2025 was driven by higher average loan balances, higher yields on securities and lower average short-term borrowings. For the six months ended June 30, 2026, net interest income increased $13.5 million, or 34%, compared to the six months ended June 30, 2025.

Net interest margin was 4.26% in the second quarter of 2026, a decrease of 12 basis points compared to the first quarter of 2026, and a 66 basis point increase compared to the second quarter of 2025. The decrease in net interest margin compared to the prior quarter was primarily driven by higher cost of deposits and a lower FHLB dividend. The first quarter of 2026 included a special FHLB dividend totaling $241 thousand. During the second quarter of 2026, the FHLB lowered the rate paid on dividends to 4.75% for banks with no outstanding borrowings.

The increase in net interest margin compared to the second quarter of 2025 was primarily driven by higher yields on securities, lower cost of deposits and lower rates and balances on short-term borrowings. For the six months ended June 30, 2026, net interest margin was 4.32%, an increase of 76 basis points from 3.56% for the six months ended June 30, 2025.

The yield on loans in the second quarter of 2026 was 6.67%, relatively flat compared to the first quarter of 2026 and a decrease of 34 basis points from the second quarter of 2025, primarily driven by reductions in the Prime rate. The yield on securities increased in the second quarter of 2026 to 4.68% compared to 4.64% in the first quarter of 2026 due to securities purchases and increased from 2.34% in the second quarter of 2025 due to the balance sheet restructuring in 2025. For the six months ended June 30, 2026, loan yields decreased 31 basis points while the yield on securities increased 229 basis points compared to the same period in the prior year.

The yield on interest-earning assets increased 8 basis points during the second quarter of 2026 compared to the first quarter of 2026 and increased 5 basis points compared to the second quarter of 2025. The increase from the first quarter of 2026 was primarily driven by an increase in average loan balances and average interest-earning deposits as well as higher average balances of debt securities, offset by a lower FHLB dividend. The increase compared to the second quarter of 2025 was primarily due to higher average loan balances, higher average interest-earning deposits and higher yields on our debt securities portfolio following the balance sheet restructuring. For the six months ended June 30, 2026, the yield on interest-earning assets increased 11 basis points compared to the same period in the prior year.

The cost of interest-bearing deposits in the second quarter of 2026 was 3.06%, an increase of 8 basis points compared to the first quarter of 2026 and a decrease of 48 basis points compared to the second quarter of 2025. The cost of deposits in the second quarter of 2026 was 2.29%, an increase of 5 basis points from the first quarter of 2026 and a decrease of 49 basis points from the second quarter of 2025, primarily driven by the reduction in the Federal Funds rate. Overall funding costs increased 7 basis points from the first quarter of 2026 and decreased 55 basis points compared to the second quarter of 2025. For the six months ended June 30, 2026, the cost of interest-bearing deposits was 3.02%, a decrease of 51 basis points compared to the same period in the prior year. The cost of deposits for the six months ended June 30, 2026, was down 50 basis points compared to the same period in 2025, while overall funding costs declined 59 basis points for the same period compared to the prior year.

Avidbank Holdings, Inc. Second Quarter 2026 Financial Results Press Release

The provision for credit losses was $2.8 million in the second quarter of 2026, compared to $1.4 million in the first quarter of 2026 and $925 thousand in the second quarter of 2025. The provision was higher in the second quarter of 2026 compared to the first quarter of 2026 primarily due to a $1.9 million partial charge-off of one non-performing construction loan and was higher compared to the second quarter of 2025 due to higher loan balances and the aforementioned charge-off in the second quarter of 2026. For the six months ended June 30, 2026, the provision for credit losses totaled $4.2 million compared to $925 thousand for the six months ended June 30, 2025.

Non-interest income was $3.1 million in the second quarter of 2026 compared to $1.5 million in both the first quarter of 2026 and the second quarter of 2025. The increase during the second quarter of 2026 was primarily driven by income of approximately $1.3 million on the death benefit proceeds of BOLI policies. For the six months ended June 30, 2026, non-interest income totaled $4.5 million compared to $2.7 million for the six months ended June 30, 2025.

Non-interest expense totaled $16.5 million for the second quarter of 2026, compared to $14.1 million in the first quarter of 2026 and $12.6 million in the second quarter of 2025. The increase in non-interest expense was due to the $2.6 million settlement of outstanding litigation, partially offset by a decrease in credit-related legal and professional fees during the second quarter of 2026. For the six months ended June 30, 2026, non-interest expense totaled $30.6 million, an increase of $5.1 million, or 20%, compared to the same period in the prior year. Salaries and employee benefits were unchanged at $9.6 million compared to the first quarter of 2026, as higher salary expense was offset by lower bonus accruals and higher capitalized loan origination costs. There were 162 full-time equivalent employees on June 30, 2026, compared to 154 on March 31, 2026, and 149 on June 30, 2025.

The effective tax rate for the second quarter of 2026 was 27.0% compared to 27.5% in the first quarter of 2026 and 30.1% in the second quarter of 2025. The decrease compared to the first quarter of 2026 and the second quarter of 2025 was primarily due to the recognition of approximately $1.3 million in tax-exempt BOLI proceeds. For the six months ended June 30, 2026, the effective tax rate was 27.2% compared to 29.7% for the same period of the prior year due to state tax impacts from changes in California law requiring financial institutions to apportion business income using a single sales factor for tax years beginning on or after January 1, 2025. As a result, the second quarter of 2025 included $153 thousand in additional tax expense related to the write-down of deferred tax assets. In addition, the first quarter of 2026 included approximately $514 thousand in discrete tax benefits related to the vesting of equity awards.

Financial Condition

Total assets were $2.66 billion as of June 30, 2026, compared to $2.58 billion as of March 31, 2026, and $2.39 billion as of June 30, 2025. Cash and cash equivalents were $159.9 million on June 30, 2026, compared to $149.0 million on March 31, 2026, and $129.9 million on June 30, 2025.

Loans, net of deferred fees, on June 30, 2026, totaled $2.22 billion, an increase of $51.3 million, or 9% annualized, from March 31, 2026, and an increase of $312.4 million, or 16%, from June 30, 2025. Loan growth during the second quarter of 2026 included increases of $70.9 million in commercial and industrial loans, $33.2 million in owner-occupied real estate loans, and $12.7 million in multi-family loans, partially offset by decreases of $36.1 million in construction and land loans and $18.7 million in non-owner-occupied commercial real estate loans.

The allowance for credit losses on loans was $21.5 million on June 30, 2026, an increase of $563 thousand from March 31, 2026, and an increase of $1.9 million compared to June 30, 2025. The allowance for credit losses – loans and unfunded commitments to total loans was 1.09% on June 30, 2026, compared to 1.07% on March 31, 2026 and 1.15% as of June 30, 2025. Non-performing loans to total loans was 0.65% at June 30, 2026, down 10 basis points compared to March 31, 2026 and up 58 basis points from June 30, 2025. The decrease in the second quarter of 2026 was primarily due to the partial charge-off of one construction loan totaling $1.9 million.

The available-for-sale securities portfolio totaled $232.2 million as of June 30, 2026, compared to $210.6 million at March 31, 2026, and $292.8 million as of June 30, 2025. The net unrealized loss on the available-for-sale portfolio totaled $2.8 million as of June 30, 2026, compared to $1.8 million at March 31, 2026 and $63.4 million as of June 30, 2025.

Deposits were $2.32 billion on June 30, 2026, an increase of $122.6 million, or 22% annualized, from March 31, 2026, and an increase of $319.2 million, or 16% from June 30, 2025. The change in deposits during the second quarter of 2026 included a $79.1 million increase in interest-bearing demand deposits, an increase of $27.0 million in non-reciprocal brokered deposits and an increase of $19.3 million in money market and savings deposits, partially offset by a decrease of $8.6 million in non-interest-bearing checking deposits. Quarterly average deposits for the second quarter of 2026 were $2.21 billion, an increase of $59.2 million from the first quarter of 2026, and an increase of $238.1 million from the second quarter of 2025. Average non-interest-bearing demand deposits increased $18.6 million compared to the first quarter of 2026 and $127.5 million compared to the second quarter of 2025.

Short-term borrowings outstanding at June 30, 2026 were $0.0, compared to $55.0 million at March 31, 2026, and $145.0 million at June 30, 2025.

Book value per share was $26.97 on June 30, 2026, an increase of $0.64 compared to March 31, 2026, and an increase of $1.17 compared to June 30, 2025. Total shareholders’ equity was $296.2 million on June 30, 2026, an increase of $7.7 million compared to March 31, 2026, and an increase of $91.8 million from June 30, 2025 due to new shares issued as part of the IPO in 2025. No shares were repurchased during the second quarter of 2026, compared to 25,000 shares repurchased during the first quarter of 2026.

Other Information

The Company will host a conference call on July 24, 2026, at 11:00 a.m. (Eastern Time) / 8:00 a.m. (Pacific Time) to discuss the earnings results for the second quarter of 2026. Investors may call in by dialing (833) 461-5787 within the US and +1(585) 542-9983 for all other locations (Conference ID: 599 992 664). Participants may also pre-register for the conference by navigating to https://events.q4inc.com/attendee/599992664.

Alternatively, individuals may listen to a live webcast of the presentation by visiting the link on the Company's website at www.avidbank.com under About Us, Investor Relations. An audio replay of the live webcast is expected to be available by the evening of July 24, 2026, through the Investor Relations section of the Company's website. The recording will be available for one year from the day of posting. Information which may be discussed on the conference call is provided in an earnings supplement presentation available on the Company’s website and furnished with the SEC and available at www.sec.gov.

(1) A non-GAAP performance measure. We provide detailed reconciliations in the "Non-GAAP Performance and Financial Measures Reconciliation" table.

Avidbank Holdings, Inc. Second Quarter 2026 Financial Results Press Release

About Avidbank Holdings

Avidbank Holdings, Inc. (NASDAQ: AVBH), headquartered in San Jose, California, offers innovative financial solutions and services. We specialize in commercial & industrial lending, venture lending, structured finance, asset-based lending, sponsor finance, fund finance, and real estate construction and commercial real estate lending. Avidbank provides a different approach to banking. We do what we say.

Non-GAAP Financial Measures

This press release includes financial information prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This press release also includes non-GAAP financial information, which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. Management has presented these non-GAAP financial measures because we believe that these measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP. Management believes that adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average equity, adjusted efficiency ratio and taxable equivalent net interest income are reasonable measures to understand the Company’s core operating performance and are important to many investors who are interested in understanding our profitability prospects from our core operations.

However, we acknowledge that our non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other banking companies use. Other banking companies may use names similar to those we use for the non-GAAP financial measures we disclose but may calculate them differently. You should understand how we and other companies each calculate their non-GAAP financial measures when making comparisons. For a description of the non-GAAP financial information included herein and reconciliations to the most directly comparable GAAP measure, see the "Non-GAAP Performance and Financial Measures Reconciliation" table.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws, which involve risks and uncertainties. You should not place undue reliance on forward-looking statements because they are subject to numerous uncertainties and factors relating to our operations and business, all of which are difficult to predict and many of which are beyond our control. All statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements include statements concerning our possible or assumed financial condition, results of operations, including descriptions of our business plans, strategy and expectations, capital and financing needs and liquidity and regulatory and competitive outlook. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other variations or comparable terminology and expressions. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. We caution that the forward-looking information and statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Such forward-looking statements are based on various assumptions (some of which may be beyond our control) and are subject to risks and uncertainties, which change over time, and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to: uncertain market conditions and economic trends nationally, regionally and particularly in the Bay Area (which we define as the counties of Alameda, Contra Costa, Marin, Monterey, Napa, San Francisco, San Mateo, Santa Clara, Santa Cruz, Solano and Sonoma) and California; economic conditions affecting the venture capital and private equity industries, including any decline in overall portfolio company investment, merger and acquisition activity and other liquidity events affecting venture and private equity fund and their portfolio companies; risks related to the concentration of our business in California, and specifically within the Bay Area, including risks associated with any downturn in the real estate sector; the effects of a prolonged government shutdown; the occurrence of significant natural disasters, including fires and earthquakes, geopolitical events, and acts of war or terrorism; the effects of natural or man-made disasters, including the effects of pandemic viruses; changes in market interest rates that affect the pricing of our loans and deposits and our net interest income; risks related to our strategic focus on lending to small to medium-sized businesses; the sufficiency of the assumptions and estimates we make in establishing reserves for potential loan losses and the value of loan collateral and securities; our ability to attract and retain executive officers and key employees, including their client and community relationships; our ability to successfully manage any chief executive officer transition; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality and losses in our loan portfolio; the costs of and effects of legal and regulatory developments, including legal proceedings and lawsuits we are or may become subject to; the results of regulatory examinations or reviews and the effect of and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to; our level of non-performing assets and the costs associated with resolving problem loans; our ability to maintain adequate liquidity and to raise necessary capital to fund our growth strategy and operations or to meet increased minimum regulatory capital levels; the effects of increased competition from a wide variety of local, regional, national and other providers of financial services; technological changes and developments; negative trends in our market capitalization and adverse changes in the price of our common stock; risks associated with unauthorized access, cyber-crime and other threats to data security; the effects of any strategic transactions we may make or evaluate, and the costs associated with any potential or actual strategic transaction; our ability to comply with various governmental and regulatory requirements applicable to financial institutions, including supervisory actions by federal and state banking agencies; the impact of recent and future legislative and regulatory changes, including changes in banking, accounting, securities and tax laws and regulations and their application by our regulators, and economic stimulus programs; governmental monetary and fiscal policies, including the policies of the Federal Reserve and policies related to tariffs; our ability to implement, maintain and improve effective internal controls; our use of the net proceeds from our recent completed public offering; and our success at managing any of the risks involved in the foregoing items. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's filings with the SEC, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q under the heading “Risk Factors” therein and available at the SEC’s Internet site www.sec.gov. The foregoing factors should not be considered exhaustive. New risks and uncertainties may emerge from time to time, and it is not possible for us to predict their occurrence or how they will affect us. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We disclaim any duty to revise or update the forward-looking statements, whether written or oral, to reflect actual results or changes in the factors affecting the forward-looking statements, except as specifically required by law.

Contact:

Patrick Oakes

Executive Vice President and Chief Financial Officer

408-200-7390

IR@avidbank.com

AVIDBANK HOLDINGS, INC.
Selected Financial Data (Unaudited)

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(In thousands, except share and per share amounts)	2026	2026	2025	2025	2025	2026	2025
INCOME HIGHLIGHTS
Net income / (loss)	$7,647	$9,021	$6,949	$(37,735)	$5,797	$16,668	$11,233
Net income – adjusted (2)	8,197	9,021	6,949	6,707	5,797	17,218	11,233
PER SHARE DATA
Basic earnings / (loss) per share	$0.72	$0.85	$0.66	$(4.12)	$0.77	$1.57	$1.50
Diluted earnings / (loss) per share	0.71	0.84	0.65	(4.12)	0.75	1.55	1.46
Diluted earnings per share – adjusted (2)	0.76	0.84	0.65	0.72	0.75	1.60	1.46
Book value per share	26.97	26.33	25.66	25.00	25.80	26.97	25.80
PERFORMANCE MEASURES
Return on average assets (1)	1.20%	1.46%	1.12%	(6.35)%	1.00%	1.33%	0.98%
Return on average assets – adjusted (1) (2)	1.28%	1.46%	1.12%	1.13%	1.00%	1.37%	0.98%
Return on average equity (1)	10.40%	12.74%	9.90%	(63.19)%	11.59%	11.55%	11.54%
Return on average equity – adjusted (1) (2)	11.15%	12.74%	9.90%	11.23%	11.59%	11.93%	11.54%
Net interest margin (1)	4.26%	4.38%	4.13%	3.90%	3.60%	4.32%	3.56%
Efficiency ratio	55.41%	50.35%	51.72%	(35.28)%	57.77%	52.96%	60.10%
Efficiency ratio – adjusted (2)	48.73%	50.35%	51.72%	55.72%	57.77%	49.54%	60.10%
Average loans to average deposits	99.32%	99.98%	94.78%	94.14%	95.69%	99.64%	97.08%
CAPITAL
Tier 1 leverage ratio (3)	11.50%	11.39%	11.23%	11.14%	10.53%	11.50%	10.53%
Common equity tier 1 capital ratio (3)	11.35%	11.39%	11.05%	11.68%	11.02%	11.35%	11.02%
Tier 1 risk-based capital ratio (3)	11.35%	11.39%	11.05%	11.68%	11.02%	11.35%	11.02%
Total risk-based capital ratio (3)	12.79%	12.85%	12.57%	13.48%	12.76%	12.79%	12.76%
Common equity ratio	11.13%	11.18%	10.93%	11.56%	8.55%	11.13%	8.55%
SHARES OUTSTANDING
Number of common shares outstanding	10,982,764	10,955,167	10,947,967	10,925,102	7,923,946	10,982,764	7,923,946
Average common shares outstanding – basic	10,607,949	10,600,902	10,579,753	9,168,707	7,534,264	10,604,445	7,511,285
Average common shares outstanding – diluted	10,776,924	10,773,884	10,754,488	9,168,707	7,686,385	10,775,066	7,684,976
Average common shares outstanding – diluted – adjusted (2)	10,776,924	10,773,884	10,754,488	9,353,444	7,686,385	10,775,066	7,684,976
ASSET QUALITY
Total allowance for credit losses-loans and unfunded commitments to total loans	1.09%	1.07%	1.15%	1.19%	1.15%	1.09%	1.15%
Non-performing assets to total assets	0.54%	0.63%	0.95%	0.12%	0.06%	0.54%	0.06%
Non-performing loans to total loans	0.65%	0.75%	1.14%	0.14%	0.07%	0.65%	0.07%
Net charge-offs to average loans (1)	0.35%	0.52%	0.30%	(0.01)%	0.00%	0.43%	(0.01)%
AVERAGE BALANCES
Loans, net of deferred fees	$2,195,164	$2,150,688	$2,024,325	$1,924,537	$1,887,263	$2,173,049	$1,873,068
Debt securities available-for-sale	219,942	216,507	196,462	181,154	293,640	218,234	295,024
Total assets	2,565,538	2,504,616	2,459,110	2,357,158	2,322,264	2,535,245	2,306,188
Deposits	2,210,267	2,151,059	2,135,876	2,044,228	1,972,215	2,180,827	1,929,342
Shareholders' equity	294,826	287,191	278,382	236,903	200,608	291,030	196,273
PERIOD-END BALANCES
Loans, net of deferred fees	$2,224,119	$2,172,846	$2,148,439	$1,958,585	$1,911,718	$2,224,119	$1,911,718
Debt securities available-for-sale	232,196	210,583	218,160	173,588	292,808	232,196	292,808
Total assets	2,660,440	2,579,554	2,569,643	2,362,454	2,392,129	2,660,440	2,392,129
Deposits	2,321,948	2,199,319	2,186,073	2,049,158	2,002,781	2,321,948	2,002,781
Shareholders' equity	296,185	288,438	280,979	273,113	204,419	296,185	204,419

(1) Annualized for the periods presented.
(2) A non-GAAP performance measure. We provide detailed reconciliations in the "Non-GAAP Performance and Financial Measures Reconciliation" table.
(3) Ratios presented are for Avidbank Holdings, Inc. and are estimated for the three and six months ended June 30, 2026.

AVIDBANK HOLDINGS, INC.
Consolidated Statements of Financial Condition (Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2026	2026	2025	2025	2025
Assets
Cash and due from financial institutions	$13,897	$10,569	$7,942	$12,006	$2,800
Due from Federal Reserve Bank and interest-bearing deposits in other financial institutions	146,012	138,473	146,627	165,313	127,123
Total cash and cash equivalents	159,909	149,042	154,569	177,319	129,923
Debt securities available-for-sale	232,196	210,583	218,160	173,588	292,808
Loans, net of deferred fees	2,224,119	2,172,846	2,148,439	1,958,585	1,911,718
Allowance for credit losses on loans	(21,501)	(20,938)	(22,261)	(21,025)	(19,624)
Loans, net of allowance for credit losses on loans	2,202,618	2,151,908	2,126,178	1,937,560	1,892,094
Cash surrender value of bank-owned life insurance policies	11,443	13,151	13,045	12,953	12,857
Premises and equipment, net	1,151	1,340	1,526	1,739	1,927
Accrued interest receivable and other assets	53,123	53,530	56,165	59,295	62,520
Total assets	$2,660,440	$2,579,554	$2,569,643	$2,362,454	$2,392,129

Liabilities and Shareholders' Equity
Deposits:
Non-interest-bearing	$568,509	$577,101	$556,972	$471,770	$443,540
Interest-bearing checking	1,115,263	1,036,178	1,069,272	1,069,344	1,087,621
Money market and savings	538,399	519,059	532,149	465,198	399,849
Time	34,311	28,521	27,680	42,846	46,770
Non-reciprocal brokered (1)	65,466	38,460	–	–	25,001
Total deposits	2,321,948	2,199,319	2,186,073	2,049,158	2,002,781
Short-term borrowings	–	55,000	60,000	–	145,000
Subordinated debentures, net	22,000	22,000	22,000	22,000	22,000
Accrued interest payable and other liabilities	20,307	14,797	20,591	18,183	17,929
Total liabilities	2,364,255	2,291,116	2,288,664	2,089,341	2,187,710

Shareholders' Equity
Common stock	170,284	169,474	169,990	169,342	107,608
Retained earnings	127,818	120,171	111,150	104,201	141,936
Accumulated other comprehensive loss, net of taxes	(1,917)	(1,207)	(161)	(430)	(45,125)
Total shareholders' equity	296,185	288,438	280,979	273,113	204,419
Total liabilities and shareholders' equity	$2,660,440	$2,579,554	$2,569,643	$2,362,454	$2,392,129

(1) FDIC regulations impose a general cap on reciprocal deposits that may be exempt from brokered deposits classification equal to 20% of the Bank’s total liabilities. As of June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025 and June 30, 2025, an additional $513.0 million, $447.6 million, $475.4 million, $522.5 million and $495.4 million of our deposits were considered brokered deposits by the FDIC due to being in excess of the general cap, respectively.

AVIDBANK HOLDINGS, INC.
Consolidated Statements of Operations (Unaudited)
						For the Six
	For the Three Months Ended					Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(in thousands, except share and per share amounts)	2026	2026	2025	2025	2025	2026	2025
Interest and fees on loans	$36,484	$35,429	$34,093	$33,880	$32,967	$71,913	$64,852
Interest on debt securities	2,559	2,467	2,274	1,157	1,703	5,025	3,452
Federal Home Loan Bank dividends	20	426	185	184	181	446	366
Other interest income	864	716	1,775	2,033	793	1,581	1,499
Total interest income	39,927	39,038	38,327	37,254	35,644	78,965	70,169
Interest on deposits	12,640	11,899	12,887	13,776	13,669	24,539	26,496
Interest on short-term borrowings	196	240	6	385	1,242	436	3,153
Interest on subordinated debentures	410	399	421	443	443	809	878
Total interest expense	13,246	12,538	13,314	14,604	15,354	25,784	30,527
Net interest income	26,681	26,500	25,013	22,650	20,290	53,181	39,642
Provision for credit losses	2,789	1,445	2,838	1,355	925	4,234	925
Net interest income after provision for credit losses	23,892	25,055	22,175	21,295	19,365	48,947	38,717
Service charges and fees	851	821	797	779	840	1,672	1,602
Foreign exchange income	340	363	254	267	196	703	416
Bank-owned life insurance income (1)	1,497	106	93	96	93	1,603	183
Credit card income	113	101	60	57	150	214	197
Warrant and success fee income	64	3	375	–	273	67	273
Other investment income	79	(22)	146	315	(23)	57	24
Net loss on sale of debt securities	–	–	–	(62,391)	–	–	–
Other income	106	95	42	25	9	201	14
Total non-interest income	3,050	1,467	1,767	(60,852)	1,538	4,517	2,709
Salaries and employee benefits	9,563	9,555	9,574	9,766	8,978	19,117	18,075
Legal and professional fees	897	1,188	890	591	715	2,086	1,226
Data processing	787	799	770	792	759	1,586	1,374
Occupancy and equipment	777	790	730	723	759	1,567	1,755
Regulatory assessments	515	566	521	445	420	1,082	964
Other operating expenses	3,934	1,184	1,366	1,162	978	5,118	2,057
Total non-interest expense	16,473	14,082	13,851	13,479	12,609	30,556	25,451
Income / (loss) before income taxes	10,469	12,440	10,091	(53,036)	8,294	22,908	15,975
Provision / (benefit) for income taxes	2,822	3,419	3,142	(15,301)	2,497	6,240	4,742
Net income / (loss)	$7,647	$9,021	$6,949	$(37,735)	$5,797	$16,668	$11,233

Basic earnings / (loss) per common share	$0.72	$0.85	$0.66	$(4.12)	$0.77	$1.57	$1.50
Diluted earnings / (loss) per common share	0.71	0.84	0.65	(4.12)	0.75	1.55	1.46

Weighted average shares – basic	10,607,949	10,600,902	10,579,753	9,168,707	7,534,264	10,604,445	7,511,285
Weighted average shares – diluted	10,776,924	10,773,884	10,754,488	9,168,707	7,686,385	10,775,066	7,684,976

(1) Includes $1.3 million in income related to BOLI death benefits for the three and six months ended June 30, 2026.

AVIDBANK HOLDINGS, INC.
Average Balance Sheets and Net Interest Margin Analysis (Unaudited)

	For the Three Months Ended
	June 30, 2026			March 31, 2026
		Interest	Yields		Interest	Yields
	Average	Income/	or	Average	Income/	or
(In thousands)	Balance	Expense	Rates (6)	Balance	Expense	Rates (6)
Assets
Interest-earning assets:
Loans, net of deferred fees (1)	$2,195,164	$36,484	6.67%	$2,150,688	$35,429	6.68%
Interest-earning deposits	91,304	864	3.80%	78,859	716	3.68%
Debt securities
Taxable debt securities	217,311	2,529	4.67%	213,820	2,437	4.62%
Non-taxable debt securities (2)	2,631	38	5.79%	2,687	38	5.74%
Total debt securities	219,942	2,567	4.68%	216,507	2,475	4.64%
FHLB stock (5)	8,409	20	0.95%	8,409	426	20.55%
Total interest-earning assets	2,514,819	39,935	6.37%	2,454,463	39,046	6.45%
Non-interest-earning assets:
Cash and due from financial institutions	16,004			13,058
All other assets (3)	34,715			37,095
Total assets	$2,565,538			$2,504,616
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,055,578	$8,368	3.18%	$1,067,528	$8,260	3.14%
Money market and savings	509,766	3,427	2.70%	517,342	3,389	2.66%
Time deposits	35,454	285	3.22%	27,589	207	3.04%
Non-reciprocal brokered deposits	56,810	560	3.95%	4,567	43	3.82%
Total interest-bearing deposits	1,657,608	12,640	3.06%	1,617,026	11,899	2.98%
Short-term borrowings	20,703	196	3.80%	25,500	240	3.82%
Subordinated debentures, net	22,000	410	7.48%	21,997	399	7.36%
Total interest-bearing liabilities	1,700,311	13,246	3.12%	1,664,523	12,538	3.05%
Non-interest-bearing liabilities:
Demand deposits	552,659			534,033
Accrued expenses and other liabilities	17,742			18,869
Shareholders' equity	294,826			287,191
Total liabilities and shareholders' equity	$2,565,538			$2,504,616

Net interest spread			3.25%			3.40%
Net interest income and margin (4)		$26,689	4.26%		$26,508	4.38%
Non-taxable equivalent net interest margin			4.26%			4.38%
Cost of deposits	$2,210,267	$12,640	2.29%	$2,151,059	$11,899	2.24%

(1) Non-performing loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes net amortization of deferred fees / (costs) of $260 thousand and $252 thousand, for the three months ended June 30, 2026 and March 31, 2026, respectively.

(2) Interest income on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.
(3) Including average allowance for credit losses on loans of $20.5 million and $21.9 million, respectively.
(4) Net interest margin is net interest income divided by total interest-earning assets.
(5) Includes a special FHLB dividend totaling $241 thousand for the three months ended March 31, 2026.
(6) Annualized for the periods presented.

AVIDBANK HOLDINGS, INC.
Average Balance Sheets and Net Interest Margin Analysis (Unaudited)

	For the Three Months Ended
	June 30, 2026			June 30, 2025
		Interest	Yields		Interest	Yields
	Average	Income/	or	Average	Income/	or
(In thousands)	Balance	Expense	Rates (5)	Balance	Expense	Rates (5)
Assets
Interest-earning assets:
Loans, net of deferred fees (1)	$2,195,164	$36,484	6.67%	$1,887,263	$32,967	7.01%
Interest-earning deposits	91,304	864	3.80%	73,552	793	4.32%
Debt securities
Taxable debt securities	217,311	2,529	4.67%	291,074	1,672	2.30%
Non-taxable debt securities (2)	2,631	38	5.79%	2,566	39	6.10%
Total debt securities	219,942	2,567	4.68%	293,640	1,711	2.34%
FHLB stock	8,409	20	0.95%	8,409	181	8.63%
Total interest-earning assets	2,514,819	39,935	6.37%	2,262,864	35,652	6.32%
Non-interest-earning assets:
Cash and due from financial institutions	16,004			10,120
All other assets (3)	34,715			49,280
Total assets	$2,565,538			$2,322,264
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,055,578	$8,368	3.18%	$1,038,372	$9,483	3.66%
Money market and savings	509,766	3,427	2.70%	398,438	3,094	3.11%
Time deposits	35,454	285	3.22%	47,398	400	3.38%
Non-reciprocal brokered deposits	56,810	560	3.95%	62,853	692	4.42%
Total interest-bearing deposits	1,657,608	12,640	3.06%	1,547,061	13,669	3.54%
Short-term borrowings	20,703	196	3.80%	108,374	1,242	4.60%
Subordinated debentures, net	22,000	410	7.48%	22,000	443	8.08%
Total interest-bearing liabilities	1,700,311	13,246	3.12%	1,677,435	15,354	3.67%
Non-interest-bearing liabilities:
Demand deposits	552,659			425,154
Accrued expenses and other liabilities	17,742			19,067
Shareholders' equity	294,826			200,608
Total liabilities and shareholders' equity	$2,565,538			$2,322,264

Net interest spread			3.25%			2.65%
Net interest income and margin (4)		$26,689	4.26%		$20,298	3.60%
Non-taxable equivalent net interest margin			4.26%			3.60%
Cost of deposits	$2,210,267	$12,640	2.29%	$1,972,215	$13,669	2.78%

(1) Non-performing loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes net amortization of deferred fees / (costs) of $260 thousand and $314 thousand, for the three months ended June 30, 2026 and June 30, 2025, respectively.

(2) Interest income on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.
(3) Including average allowance for credit losses on loans of $20.5 million and $19.1 million, respectively.
(4) Net interest margin is net interest income divided by total interest-earning assets. (5) Annualized for the periods presented.

AVIDBANK HOLDINGS, INC.
Average Balance Sheets and Net Interest Margin Analysis (Unaudited)

	For the Six Months Ended
	June 30, 2026			June 30, 2025
		Interest	Yields		Interest	Yields
	Average	Income/	or	Average	Income/	or
(In thousands)	Balance	Expense	Rates (6)	Balance	Expense	Rates (6)
Assets
Interest-earning assets:
Loans, net of deferred fees (1)	$2,173,049	$71,913	6.67%	$1,873,068	$64,852	6.98%
Interest-earning deposits	85,116	1,581	3.75%	68,989	1,499	4.38%
Debt securities
Taxable debt securities	215,575	4,964	4.64%	292,398	3,391	2.34%
Non-taxable debt securities (2)	2,659	77	5.84%	2,626	77	5.91%
Total debt securities	218,234	5,041	4.66%	295,024	3,468	2.37%
FHLB stock (5)	8,409	446	10.70%	8,409	366	8.78%
Total interest-earning assets	2,484,808	78,981	6.41%	2,245,490	70,185	6.30%
Non-interest-earning assets:
Cash and due from financial institutions	14,539			11,478
All other assets (3)	35,898			49,220
Total assets	$2,535,245			$2,306,188
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,061,520	$16,628	3.16%	$997,907	$18,013	3.64%
Money market and savings	513,533	6,816	2.68%	391,972	5,965	3.07%
Time deposits	31,543	492	3.15%	53,805	958	3.59%
Non-reciprocal brokered deposits	30,833	603	3.94%	70,154	1,560	4.48%
Total interest-bearing deposits	1,637,429	24,539	3.02%	1,513,838	26,496	3.53%
Short-term borrowings	23,088	436	3.81%	139,072	3,153	4.57%
Subordinated debentures, net	21,999	809	7.42%	22,000	878	8.05%
Total interest-bearing liabilities	1,682,516	25,784	3.09%	1,674,910	30,527	3.68%
Non-interest-bearing liabilities:
Demand deposits	543,398			415,504
Accrued expenses and other liabilities	18,301			19,501
Shareholders' equity	291,030			196,273
Total liabilities and shareholders' equity	$2,535,245			$2,306,188

Net interest spread			3.32%			2.62%
Net interest income and margin (4)		$53,197	4.32%		$39,658	3.56%
Non-taxable equivalent net interest margin			4.32%			3.56%
Cost of deposits	$2,180,827	$24,539	2.27%	$1,929,342	$26,496	2.77%

(1) Non-performing loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes net amortization of deferred fees / (costs) of $512 thousand and $810 thousand, for the six months ended June 30, 2026 and June 30, 2025, respectively.
(2) Interest income on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.
(3) Including average allowance for credit losses on loans of $21.2 million and $19.5 million, respectively.
(4) Net interest margin is net interest income divided by total interest-earning assets.
(5) Includes a special FHLB dividend totaling $241 thousand for the six months ended June 30, 2026.
(6) Annualized for the periods presented.

AVIDBANK HOLDINGS, INC.
Asset Quality Data (Unaudited)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	As of/For the Year-to-Date Period Ended June 30,
(In thousands)	2026	2026	2025	2025	2025	2026	2025
Allowance for Credit Losses on Loans
Balance, beginning of period	$20,938	$22,261	$21,025	$19,624	$18,722	$22,261	$18,679
Provision for credit losses on loans	2,461	1,433	2,759	1,364	891	3,894	891
Charge-offs	(1,901)	(3,171)	(1,523)	–	–	(5,072)	–
Recoveries	3	415	–	37	11	418	54
Balance, end of period	$21,501	$20,938	$22,261	$21,025	$19,624	$21,501	$19,624
Allowance for Credit Losses on Unfunded Commitments
Balance, beginning of period	$2,363	$2,351	$2,272	$2,281	$2,247	$2,351	$2,247
Provision for unfunded commitments	328	12	79	(9)	34	340	34
Balance, end of period	$2,691	$2,363	$2,351	$2,272	$2,281	$2,691	$2,281
Total allowance for credit losses - loans and unfunded commitments	$24,192	$23,301	$24,612	$23,297	$21,905	$24,192	$21,905
Provision for credit losses
Provision for credit losses on loans	$2,461	$1,433	$2,759	$1,364	$891	$3,894	$891
Provision for unfunded commitments	328	12	79	(9)	34	340	34
Total provision for credit losses	$2,789	$1,445	$2,838	$1,355	$925	$4,234	$925
Non-Performing Assets
Loans accounted for on a non-accrual basis	$14,448	$16,323	$24,502	$2,761	$1,352	$14,448	$1,352
Loans past due 90 days or more and still accruing	–	–	–	–	–	–	–
Non-performing loans	14,448	16,323	24,502	2,761	1,352	14,448	1,352
Other real estate owned	–	–	–	–	–	–	–
Non-performing assets	$14,448	$16,323	$24,502	$2,761	$1,352	$14,448	$1,352
Non-Performing Loans by Type
Commercial and industrial	$–	$–	$5,088	$2,761	$1,352	$–	$1,352
Construction and land	14,448	16,323	19,414	–	–	14,448	–
Total non-performing loans	$14,448	$16,323	$24,502	$2,761	$1,352	$14,448	$1,352

Asset Quality Ratios
Allowance for credit losses on loans to total loans	0.97%	0.96%	1.04%	1.07%	1.03%	0.97%	1.03%
Total allowance for credit losses-loans and unfunded commitments to total loans	1.09%	1.07%	1.15%	1.19%	1.15%	1.09%	1.15%
Allowance for credit losses on loans to non-performing loans	148.82%	128.27%	90.85%	761.50%	1451.48%	148.82%	1451.48%
Non-performing assets to total assets	0.54%	0.63%	0.95%	0.12%	0.06%	0.54%	0.06%
Non-performing loans to total loans	0.65%	0.75%	1.14%	0.14%	0.07%	0.65%	0.07%
Net charge-offs to average loans (1)	0.35%	0.52%	0.30%	(0.01)%	0.00%	0.43%	(0.01)%
Criticized loans to total loans	2.16%	1.57%	0.50%	1.48%	1.87%	2.16%	1.87%
Classified loans to total loans	0.96%	0.92%	1.22%	0.44%	0.38%	0.96%	0.38%

(1) Annualized for the periods presented.

AVIDBANK HOLDINGS, INC.
Loans and Deposits (Unaudited)

						Current	Year
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	Quarter	Over Year
(In thousands)	2026	2026	2025	2025	2025	Change	Change
Loans
Commercial and industrial loans	$1,111,610	$1,040,684	$1,049,530	$871,524	$855,049	$70,926	$256,561
Commercial real estate
Multi-family	280,787	268,057	265,105	249,802	241,399	12,730	39,388
Owner-Occupied	197,371	164,191	165,130	176,171	168,393	33,180	28,978
Non-Owner-Occupied	431,774	450,503	424,107	412,623	407,955	(18,729)	23,819
Construction and land	164,200	200,272	196,243	209,750	204,973	(36,072)	(40,773)
Residential	38,007	48,726	45,669	36,399	31,560	(10,719)	6,447
Total real estate loans	1,112,139	1,131,749	1,096,254	1,084,745	1,054,280	(19,610)	57,859
Consumer loans	370	413	2,655	2,316	2,389	(43)	(2,019)
Total loans, net of deferred fees	$2,224,119	$2,172,846	$2,148,439	$1,958,585	$1,911,718	$51,273	$312,401

Deposits
Non-interest-bearing demand	$568,509	$577,101	$556,972	$471,770	$443,540	$(8,592)	$124,969
Interest-bearing checking	1,115,263	1,036,178	1,069,272	1,069,344	1,087,621	79,085	27,642
Money market and savings	538,399	519,059	532,149	465,198	399,849	19,340	138,550
Time	34,311	28,521	27,680	42,846	46,770	5,790	(12,459)
Non-reciprocal brokered (1)	65,466	38,460	–	–	25,001	27,006	40,465
Total deposits	$2,321,948	$2,199,319	$2,186,073	$2,049,158	$2,002,781	$122,629	$319,167

Average Deposits
Non-interest-bearing demand	$552,659	$534,033	$526,610	$482,849	$425,154	$18,626	$127,505
Interest-bearing checking	1,055,578	1,067,528	1,088,413	1,074,064	1,038,372	(11,950)	17,206
Money market and savings	509,766	517,342	489,587	433,135	398,438	(7,576)	111,328
Time	35,454	27,589	31,266	43,897	47,398	7,865	(11,944)
Non-reciprocal brokered	56,810	4,567	–	10,283	62,853	52,243	(6,043)
Total deposits	$2,210,267	$2,151,059	$2,135,876	$2,044,228	$1,972,215	$59,208	$238,052

(1) FDIC regulations impose a general cap on reciprocal deposits that may be exempt from brokered deposits classification equal to 20% of the Bank’s total liabilities. As of June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025 and June 30, 2025, an additional $513.0 million, $447.6 million, $475.4 million, $522.5 million and $495.4 million of our deposits were considered brokered deposits by the FDIC due to being in excess of the general cap, respectively.

AVIDBANK HOLDINGS, INC.
Non-GAAP Performance and Financial Measures Reconciliation (Unaudited)

Management believes that adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average equity, adjusted efficiency ratio and taxable equivalent net interest income are reasonable measures to understand the Company’s core operating performance and are important to many investors who are interested in understanding our profitability prospects from our core operations. In addition, management reviews yields on certain asset categories and the net interest margin of the Company on a fully taxable equivalent basis. The non-GAAP taxable equivalent net interest income adjustment facilitates performance comparisons between taxable and tax-free assets by increasing the tax-free income by an amount equivalent to the Federal income taxes that would have been paid if this income were taxable at the Company's 21% Federal statutory rate.

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(In thousands)	2026	2026	2025	2025	2025	2026	2025
Non-GAAP adjusted net income reconciliation
Net income / (loss) – GAAP	$7,647	$9,021	$6,949	$(37,735)	$5,797	$16,668	$11,233
Settlement of litigation	2,637	–	–	–	–	2,637	–
BOLI death benefit income	(1,338)	–	–	–	–	(1,338)	–
Loss on sale of securities	–	–	–	62,391	–	–	–
Tax effect of adjustments	(749)	–	–	(17,949)	–	(749)	–
Net income – adjusted (non-GAAP)	$8,197	$9,021	$6,949	$6,707	$5,797	$17,218	$11,233

Non-GAAP adjusted diluted earnings per share reconciliation
Diluted earnings / (loss) per share – GAAP	$0.71	$0.84	$0.65	$(4.12)	$0.75	$1.55	$1.46
Settlement of litigation, net of income tax	0.17	–	–	–	–	0.17	–
BOLI death benefit income	(0.12)	–	–	–	–	(0.12)	–
Loss on sale of securities, net of income tax	–	–	–	4.84	–	–	–
Diluted earnings per share – adjusted (non-GAAP)	$0.76	$0.84	$0.65	$0.72	$0.75	$1.60	$1.46
Average common shares – diluted – adjusted	10,776,924	10,773,884	10,754,488	9,353,444	7,686,385	10,775,066	7,684,976

Non-GAAP adjusted return on average assets reconciliation
Net income / (loss) – GAAP	$7,647	$9,021	$6,949	$(37,735)	$5,797	$16,668	$11,233
Average total assets	2,565,538	2,504,616	2,459,110	2,357,158	2,322,264	2,535,245	2,306,188
Return on average assets – GAAP (1)	1.20%	1.46%	1.12%	(6.35)%	1.00%	1.33%	0.98%

Net income – adjusted (non-GAAP)	$8,197	$9,021	$6,949	$6,707	$5,797	$17,218	$11,233
Average total assets	2,565,538	2,504,616	2,459,110	2,357,158	2,322,264	2,535,245	2,306,188
Return on average assets – adjusted (non-GAAP) (1)	1.28%	1.46%	1.12%	1.13%	1.00%	1.37%	0.98%

Non-GAAP adjusted return on average equity reconciliation
Net income / (loss) – GAAP	$7,647	$9,021	$6,949	$(37,735)	$5,797	$16,668	$11,233
Average total equity	294,826	287,191	278,382	236,903	200,608	291,030	196,273
Return on average equity – GAAP (1)	10.40%	12.74%	9.90%	(63.19)%	11.59%	11.55%	11.54%

Net income – adjusted (non-GAAP)	$8,197	$9,021	$6,949	$6,707	$5,797	$17,218	$11,233
Average total equity	294,826	287,191	278,382	236,903	200,608	291,030	196,273
Return on average equity – adjusted (non-GAAP) (1)	11.15%	12.74%	9.90%	11.23%	11.59%	11.93%	11.54%

Non-GAAP adjusted efficiency ratio reconciliation
Non-interest expense	$16,473	$14,082	$13,851	$13,479	$12,609	$30,556	$25,451
Net interest income	26,681	26,500	25,013	22,650	20,290	53,181	39,642
Non-interest income	3,050	1,467	1,767	(60,852)	1,538	4,517	2,709
Efficiency ratio – GAAP	55.41%	50.35%	51.72%	(35.28)%	57.77%	52.96%	60.10%

Non-interest expense	$16,473	$14,082	$13,851	$13,479	$12,609	$30,556	$25,451
Settlement of litigation	2,637	–	–	–	–	2,637	–
Non-interest expense – adjusted	13,836	14,082	13,851	13,479	12,609	27,919	25,451
Net interest income	26,681	26,500	25,013	22,650	20,290	53,181	39,642
Non-interest income	3,050	1,467	1,767	(60,852)	1,538	4,517	2,709
BOLI death benefit income	(1,338)	–	–	–	–	(1,338)	–
Loss on sale of securities	–	–	–	62,391	–	–	–
Non-interest income – adjusted	1,712	1,467	1,767	1,539	1,538	3,179	2,709
Efficiency ratio – adjusted (non-GAAP)	48.73%	50.35%	51.72%	55.72%	57.77%	49.54%	60.10%

Non-GAAP taxable equivalent net interest income reconciliation
Net interest income – GAAP	$26,681	$26,500	$25,013	$22,650	$20,290	$53,181	$39,642
Taxable equivalent adjustment	8	8	8	8	8	16	16
Net interest income – taxable equivalent (non-GAAP)	$26,689	$26,508	$25,021	$22,658	$20,298	$53,197	$39,658

Non-GAAP taxable equivalent net interest margin reconciliation
Net interest margin - GAAP (1)	4.26%	4.38%	4.13%	3.90%	3.60%	4.32%	3.56%
Impact of taxable equivalent adjustment	–	–	–	–	–	–	–
Net interest margin - taxable equivalent (non-GAAP) (1)	4.26%	4.38%	4.13%	3.90%	3.60%	4.32%	3.56%

(1)	Annualized for the periods presented.